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                                                                  EXHIBIT 5
                              April 16, 1997
Board of Directors
Spartan Motors, Inc.
1000 Reynolds Road
Post Office Box 440
Charlotte, Michigan 48813

     Re:  REGISTRATION STATEMENT ON FORM S-3
          200,000 SHARES OF COMMON STOCK
          ----------------------------------
Ladies and Gentlemen:

     We are counsel to Spartan Motors, Inc. (the "Company") in connection with registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about April 17 1997.

     We are familiar with the proceedings taken by the Company in connection with the authorization of up to 200,000 shares of Common Stock, $.01 par value (the "Common Stock"), in connection with the Spartan Motors, Inc. 1996 Stock Option and Restricted Stock Plan for Outside Market Advisors. We are familiar with the corporate action taken by the Board of Directors of the Company authorizing the registration and offering of such shares, and we have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that, the 200,000 shares of Common Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement, legally issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is rendered for the purposes of Item 16 of Form S-3 and
Item 601 of Regulation S-K, may be relied upon only by you and the Commission, and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.

                                   WARNER NORCROSS & JUDD LLP


                                   By:   /S/ STEPHEN C. WATERBURY
                                         Stephen C. Waterbury, Partner